Exhibit 10.5

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) entered into effective as of July 24, 2023 (the “Effective Date”) is made and entered into by and between Inpixon (the “Company”) and Wendy Loundermon (“Employee”). The Company and Employee may each be referred to collectively as the “Parties” and singularly as a “Party”. Capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed to such terms in the Employment Agreement (as defined herein).

WHEREAS, Employee is currently employed pursuant to that certain Employment Agreement by and between Sysorex Global Holdings Corp. and Employee, effective as of October 1, 2014 (the “Employment Agreement”);

WHEREAS, the Employment Agreement provides that the Employment Agreement may be amended only in writing and signed by both Parties; and

WHEREAS, the Parties desire to amend the Employment Agreement as described herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Definition of Employer and Company. All references to “Employer” or the “Company” in the Employment Agreement shall refer to Inpixon.

2. Section 4.1 of the Employment Agreement shall be amended and restated to read as follows:

During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by her, the following compensation which shall consist of a salary at the annual rate of Three Hundred Thousand Dollars ($300,000) before all customary payroll deductions. Such salary shall be paid in substantially equal installments and at the same intervals as other officers of Employer are paid (but in no event less frequently than twice per month).

3. Section 7.1 of the Employment Agreement shall be amended and restated to read as follows:

If Employer terminates Employee’s employment without Cause or because of a Change of Control (defined in Section 7.5), Employer shall: (a) continue to pay to Employee her Base Salary then in effect, subject to customary payroll practices and withholdings, for twelve (12) months from the date of termination, (b) within 45 days of termination or resignation, pay to Employee 100% of the value of any bonus that Employee otherwise would have potentially received pursuant to Section 4.2 hereof; (c) upon termination or resignation, pay to Employee the value of any accrued but unpaid vacation time; and (d) upon termination or resignation, pay to Employee any unreimbursed business expenses and travel expenses that are reimbursable under this Agreement that have been incurred by Employee, subject to the submission of any required documentation (e) upon termination or resignation pay any required COBRA premiums based on coverage then in effect for 12 months; and (f) cause the immediate vesting of all previously granted outstanding equity-based incentive awards.

4. All other terms and obligations set forth in the Employment Agreement shall remain unchanged and in full force and effect and are hereby ratified, adopted, confirmed, and reaffirmed by the Parties. Without limiting the generality of the foregoing, the modifications and amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Employment Agreement or as a waiver of or consent to any further or future action on the part of either party that would require the waiver or consent of the either party. On and after the Effective Date, each reference in the Employment Agreement to “this Agreement”, “the Agreement”, “hereunder”, “hereof”, “herein” or words of like import will mean and be a reference to the Employment Agreement as amended by this Agreement.

5. Miscellaneous

(a) The validity, interpretation, construction, and performance of this Amendment shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction.

(b) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or electronic (PDF) signatures shall be treated as original signatures.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the date first above written.

COMPANY

Inpixon

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	CEO

Accepted and Agreed to:

EMPLOYEE

/s/ Wendy Loundermon

Date Signed:	7/24/2023